UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

BENCHMARK ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 17, 2022. All proposals were approved. The voting results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

1) The nominees for election to the Board of Directors are elected to serve and will hold office until the Company's 2024 Annual Meeting of Shareholders and until their respective successors are elected and qualified based on the following votes:

Name	For	Against	Abstain	Non-Vote
David W. Scheible	29,780,531	863,819	31,162	2,024,360
Douglas M. Britt	30,547,786	119,932	7,794	2,024,360
Anne De Greef-Safft	30,110,905	553,649	10,958	2,024,360
Robert K. Gifford	29,984,611	616,212	74,689	2,024,360
Ramesh Gopalakrishnan	30,515,408	151,865	8,239	2,024,360
Kenneth T. Lamneck	27,188,175	3,479,102	8,235	2,024,360
Jeffrey S. McCreary	29,719,166	881,623	74,723	2,024,360
Lynn A. Wentworth	30,516,591	150,648	8,273	2,024,360
Jeffrey W. Benck	30,562,049	105,174	8,289	2,024,360

2) On an advisory basis, the compensation of the Company's named executive officers is approved based on the following votes:

For	Against	Abstain	Non-Vote
29,844,195	786,365	44,952	2,024,360

3) The proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2023 is approved based on the following votes:

For	Against	Abstain	Non-Vote
32,053,741	637,005	9,126	-

4) The frequency of future advisory votes on the compensation of the Company's named executive officers will continue to be held on an annual basis based on the following votes:

1 year	2 year	3 year	Abstain	Non-Vote
27,499,822	3,445	3,139,702	32,543	2,024,360

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	May 22, 2023	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer